UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

MATERIAL SCIENCES CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement Number:

(3)	Filing Party:

(4)	Date Filed:

May 30, 2013

Dear Shareowner:

The 2013 Annual Meeting of Shareowners will be held on Thursday, June 27, 2013, at 10:00 a.m. (CDT) at 2200 East Pratt Boulevard, Elk Grove Village, Illinois, 60007. We hope you will attend. We will be voting on the matters outlined in the attached notice of annual meeting and proxy statement. We also will hear management’s report regarding the past fiscal year’s operations.

It is important that your shares be represented at the meeting, regardless of the number you own, or whether or not you plan to attend. Accordingly, we urge you to vote your shares as soon as practicable.

I look forward to seeing you on June 27, 2013.

Sincerely,

JOHN P. REILLY

Non-Executive Chairman of the Board

NOTICE OF ANNUAL MEETING OF SHAREOWNERS

The Annual Meeting of Shareowners of Material Sciences Corporation will be held on Thursday, June 27, 2013, at 10:00 a.m. (CDT) at 2200 East Pratt Boulevard, Elk Grove Village, Illinois, 60007, for the following purposes:

1.	To elect eight directors to the Board of Directors;

2.	To approve, by a non-binding advisory vote, the compensation of our “named executive officers” (a “Say-on-Pay” vote”),

3.	To recommend, by a non-binding advisory vote, the frequency of future advisory votes on the compensation of our “named executive officers” (a “Say-on-Pay Frequency” vote); and

4.	To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending February 28, 2014;

5.	To transact any other business as may properly come before the meeting or any adjournment or postponement thereof.

Our Board of Directors recommends you vote “FOR” the election of the nominated directors, “FOR” the non-binding advisory vote to approve the compensation paid by us to our “named executive officers,” for “TWO YEARS” on the frequency of future advisory votes on the compensation of our executive officers, and “FOR” the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm.

Shareowners of record at the close of business on May 2, 2013, are entitled to notice of, and to vote at, the annual meeting and any adjournment or postponement thereof.

Whether or not you expect to be present at the meeting, please vote your shares by following the instructions on the enclosed proxy card or voting instruction card. Any person voting by proxy has the power to revoke it at any time prior to its exercise at the meeting in accordance with the procedures described in the accompanying proxy statement.

IF YOU PLAN TO ATTEND:

Please note that space limitations make it necessary to limit attendance to shareowners. Registration will begin at 9:00 a.m., and seating will begin at 9:45 a.m. Each shareowner may be asked to present valid picture identification, such as a driver’s license or passport. Shareowners holding stock in brokerage accounts (“street name” holders) will need to bring a copy of the voting instruction card or a brokerage statement reflecting stock ownership as of the record date. Cameras, recording devices and certain other electronic devices will not be permitted at the meeting.

By Order of the Board of Directors,

James D. Pawlak

Vice President, Chief Financial Officer,

Corporate Controller and Corporate Secretary

Elk Grove Village, Illinois

May 30, 2013

PROXY STATEMENT

This proxy statement is solicited by the Board of Directors (the “Board” or the “Board of Directors”) of Material Sciences Corporation (“MSC,” the “Company,” “we,” “our,” or “us”) and contains information related to the annual meeting of shareowners of the Company to be held on Thursday, June 27, 2013, beginning at 10:00 a.m. (CDT), at the Company’s principal executive offices located at 2200 East Pratt Boulevard, Elk Grove Village, Illinois, 60007, and at any postponements or adjournments thereof. Directions to our facility may be obtained by telephoning (847) 718-8397. This proxy statement and accompanying form of proxy are being mailed on or about May 30, 2013, to all shareowners entitled to vote at the meeting.

ABOUT THE MEETING

What is the purpose of the annual meeting?

At our annual meeting, shareowners will act upon the matters outlined in the accompanying notice of annual meeting. In addition, management will report on our fiscal 2013 performance and respond to appropriate questions from shareowners.

Who is entitled to vote at the annual meeting?

Only shareowners of record at the close of business on May 2, 2013, the record date for the meeting, are entitled to receive notice of, and to vote at, the annual meeting. If you were a shareowner of record on that date, you will be entitled to vote all of the shares that you held on that date at the meeting or at any postponements or adjournments of the meeting.

What are the voting rights of the holders of our common stock?

Other than as described with respect to the election of directors, each share of our common stock outstanding on the record date will be entitled to one vote on each matter considered at the meeting. If one or more shareowners give notice before the voting at the meeting of their intention to cumulate their votes in the election of directors, all shareowners entitled to vote shall have the right to so cumulate their votes. We have not received such notice from a shareowner as of the date of this proxy statement, but if such notice is given to us prior to the voting at the meeting, each holder of our common stock will be entitled, for each share held, to one vote for each director being elected and may cast all such votes for a single nominee (who has been nominated by the Board or in accordance with our By-Laws) or distribute such votes among two or more such nominees. If such notice is given, each executed proxy will grant the person or persons named therein discretionary authority to cumulate votes in connection with the election of directors, except no votes represented by such proxy may be voted for any nominee with respect to which authority to vote has been withheld on the proxy card or voting instruction card and except to the extent that specific instructions have been given on the proxy card or voting instruction card as to cumulative voting. In the event of cumulative voting, if voting authority is withheld from a particular nominee or nominees, votes will be cumulated in favor of the other nominees, and if different specific instructions are given, the specific instructions will be followed.

Who can attend the meeting?

Shareowners as of the record date, or their duly appointed proxies, may attend the meeting. Registration will begin at 9:00 a.m., and seating will begin at 9:45 a.m. If you attend, please note that you may be asked to present valid picture identification, such as a driver’s license or passport. Cameras, recording devices and certain other electronic devices will not be permitted at the meeting.

Please also note that if you hold your shares in “street name” (that is, through a broker or other nominee), you will need to bring a copy of your voting instruction card or brokerage statement reflecting your stock ownership as of the record date and check in at the registration desk at the meeting.

What constitutes a quorum?

A majority of the outstanding shares of our common stock, represented in person or by proxy, shall constitute a quorum for the transaction of business at the meeting. The close of business on May 2, 2013, has been fixed as the record date for the determination of shareowners entitled to notice of, and vote at, the annual meeting. On that date, there were 10,203,321 shares of our common stock outstanding and entitled to vote.

Proxies received but marked as abstentions and broker non-votes will be counted for purposes of determining whether there is a quorum at the meeting. If there is not a quorum at the meeting, the shareowners entitled to vote at the meeting, whether present in person or by proxy, will only have the power to adjourn the meeting until such time as there is a quorum. The meeting may be reconvened without notice to shareowners, other than an announcement at the prior adjourned meeting, within 30 days after the record date and a quorum must be present at such reconvened meeting.

How do I vote?

If the shares of our common stock are held in your name, you can vote on matters to come before the meeting in two ways:

•	by completing, dating and signing the enclosed proxy card and returning it in the enclosed postage-paid envelope; or

•	by written ballot at the meeting.

Shareowners whose shares of our common stock are held in “street name” must either direct the record holder of their shares as to how to vote their shares of common stock or obtain a proxy from the record holder to vote at the meeting. “Street name” shareowners should check the voting instruction cards used by their brokers or nominees for specific instructions on methods of voting, including by telephone or using the Internet.

Your shares will be voted as you indicate. If you return the proxy card but you do not indicate your voting preferences, then the individuals named on the proxy card will vote your shares in accordance with the recommendations of the Board of Directors. The Board and management do not expect any additional matters to be presented at the annual meeting other than those outlined in the notice of the annual meeting. Should any other matter presented for voting at the meeting, or at any adjournment or postponement thereof, requiring a vote of the shareowners arise, the proxy confers upon the person or persons named on the proxy card discretionary authority to vote the shares represented by such proxy on any such other matter in accordance with their best judgment. Such authority includes the discretionary authority of the person or persons named on the proxy card to cumulate votes so as to elect the maximum number of directors.

How can I change my vote?

If your shares are held in your name, you may revoke your proxy at any time before it is exercised at the annual meeting by:

•

sending a written notice of revocation to the Corporate Secretary of MSC at the address shown on the Notice of Annual Meeting of Shareowners (the notification must be received by the close of business on June 26, 2013);

•	sending in another duly executed proxy bearing a later date (your proxy card must be received before the start of the annual meeting); or

•	attending the meeting and casting your vote in person.

If your shares are held in “street name,” you must contact your broker or nominee to revoke your proxy. In either case, your last vote will be the vote that is counted.

How do I vote my ESPP shares?

If you are one of our employees who participate in the MSC Employee Stock Purchase Plan (ESPP), your shares are registered in your name, and you should receive a proxy voting card for your ESPP shares. See “How do I vote?” section above.

What vote is required to approve each item?

Proposal 1: Election of Directors. Directors will be elected by the vote of the holders of a majority of shares of common stock represented at the meeting in person or by proxy unless there is cumulative voting. If the vote is conducted by cumulative voting, then the eight nominees receiving the greatest number of votes shall be elected as directors. Shares of common stock as to which authority to vote for the election of one or more director nominees is withheld on the enclosed proxy or voting instruction card will not be counted in determining the number of shares necessary for approval if the vote is conducted by cumulative voting.

Proposal 2: Say-On-Pay. This is a non-binding advisory vote. While the advisory resolution set forth in Proposal 2 below is not binding on the Company, the Board as well as the Compensation, Organization and Corporate Governance Committee of the Board will consider the results of the “Say-on-Pay” vote, the opinions of our shareowners, and other relevant factors in making future decisions regarding the Company’s executive compensation program.

Proposal 3: Say-on-Pay Frequency. Shareholders are asked to cast an advisory vote on the frequency they would like to have the “Say on Pay” vote appear in the proxy statement. Because this proposal is an advisory vote, it will not be binding on the Company. However, the Board of Directors values our shareowners’ opinions, and the Board will consider the outcome of the vote when determining the frequency of future advisory votes on executive compensation.

Other Items. For each other item, including the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending February 28, 2014, the affirmative vote of the holders of a majority of the shares of common stock represented at the meeting, in person or by proxy, will be required for approval. Abstentions will be treated as being present and entitled to vote on the items and, therefore, will have the effect of votes against the proposal.

Effect of Abstentions. Abstentions marked on a proxy card will be treated as shares that are present and entitled to vote for purposes of voting on Proposal 1 (in the event that voting is not conducted by cumulative voting) and Proposal 4. Accordingly, abstentions marked on a proxy card with respect to Proposal 1 (in the event that voting is not conducted by cumulative voting) and Proposal 4 will have the same effect as votes against

Proposal 1 and Proposal 4, respectively. In the event that shareowners elect cumulative voting for purposes of Proposal 1, abstentions marked on a proxy card will have no effect on the election of directors, as nominees receiving the greatest number of votes cast shall be elected as directors. Abstentions marked on a proxy card will have no effect on the voting on Proposal 2 or Proposal 3.

Effect of Broker Non-Votes. Brokers, banks or other nominees who hold shares in street name for their customers which are the beneficial owners of those shares have discretionary authority to vote shares without instructions from beneficial owners on matters considered “routine” (as determined in accordance with the rules of the New York Stock Exchange), such as Proposal 4, the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm; therefore, your shares may be voted on Proposal 4 if your shares are held in the name of a brokerage firm, even if you do not provide the brokerage firm with instructions. On non-routine matters, brokers, banks and nominees do not have discretion to vote shares without instructions from beneficial owners and thus are not entitled to vote on such proposals in the absence of such specific instructions. A “broker non-vote” is submitted when a member broker returns a proxy card and indicates that, with respect to a particular matter, it is not voting a specified number of shares on that matter, as it has not received voting instructions with respect to those shares from the beneficial owner and does not have discretionary authority to vote those shares on such matter. Each of Proposal 1: Election of Directors, Proposal 2: Say-on-Pay and Proposal 3: Say-on-Pay Frequency are considered “non-routine” matters, and your broker will not be able to vote your shares with respect to these “non-routine” matters without your instructions. Broker non-votes will not be counted for any purpose in determining whether a matter has been approved. Shares represented by such broker non-votes will, however, be counted in determining whether there is a quorum.

STOCK OWNERSHIP

Who are the largest owners of our common stock?

The following table contains information regarding the persons known to us that beneficially own more than 5% of our common stock as of May 15, 2013. Beneficial ownership amounts and percentages have been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934.

Equity Ownership of Certain Beneficial Owners

Name and Address	Number of Shares Beneficially Owned	Percentage of Class (1)
Frank L. Hohmann III (2)	1,011,280	9.9%
c/o Material Sciences Corporation 2200 East Pratt Blvd. Elk Grove Village, IL 60007

Privet Fund Management LLC (3)	951,996	9.3%
3280 Peachtree Rd NE Suite 2670 Atlanta, GA 30305

Wellington Management Company, LLP (4)	907,577	8.9%
280 Congress Street Boston, MA 02210

Dimensional Fund Advisors LP (5)	856,657	8.4%
Palisades West, Building One 6300 Bee Cave Road Austin, Texas 78746

Greenwood Investments, Inc (6)	657,045	6.4%
200 Clarendon Street 25th Floor Boston, MA 02116

Royce & Associates LLC (7)	629,554	6.1%
745 Fifth Avenue New York, NY 10151

(1)	Based upon the 10,251,001 shares of our common stock outstanding on May 15, 2013.
(2)	Mr. Hohmann has sole voting and dispositive power with respect to 1,006,280 shares. The number of shares beneficially owned includes: 1,002,743 shares held by Mr. Hohmann individually and 5,000 shares held in trust for the daughter of Mr. Hohmann, for which Mr. Hohmann is not the trustee and for which he disclaims beneficial ownership. This amount also includes 3,537 shares that may be acquired through the exercise of currently exercisable options.
(3)	Based on a Schedule 13D as of May 10, 2013, filed on May 15, 2013, by Privet Fund Management LLC (“Privet”). Privet shares voting and dispositive power with Privet Fund LP with respect to all shares.
(4)	Based on a Schedule 13G as of December 31, 2012, filed on February 14, 2013, by Wellington Management Company, LLP (“Wellington”). Wellington shares voting and dispositive power with Wellington Trust Company, NA with respect to all shares.
(5)	Based on a Schedule 13G as of December 31, 2012, filed on February 8, 2013, by Dimensional Fund Advisors LP (“Dimensional Fund”). Dimensional Fund has sole voting power with respect to 843,857 of such shares and sole dispositive power with respect to 856,657 shares. According to the Schedule 13G, all of the shares are owned by certain investment companies, trusts and accounts to which Dimensional Fund serves as an investment manager or advisor and, therefore, Dimensional Fund disclaims beneficial ownership of all such shares.

(6)	Based on a Schedule 13G as of December 31, 2012, filed on February 4, 2013, by Greenwood Investments, Inc (“Greenwood”). Greenwood has sole voting power and sole dispositive power with respect to all shares.
(7)	Based on a Schedule 13G as of December 31, 2012, filed on January 15, 2013, by Royce & Associates, LLC (“Royce”). Royce has sole voting power and sole dispositive power with respect to all shares.

How much common stock do our directors and executive officers own?

The following table provides certain information, as of May 15, 2013, on the beneficial ownership of our common stock by each director of MSC, each nominee for director of MSC, the “named executive officers” named in the Summary Compensation Table below, and the directors and executive officers of MSC as a group. To our knowledge, each person listed below has sole voting and investment power for the shares shown unless otherwise noted. The address of all officers and directors described below is c/o Material Sciences Corporation, 2200 East Pratt Blvd., Elk Grove Village, IL 60007. Beneficial ownership amounts and percentages have been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934.

Name	Number of shares of common stock beneficially owned (1)	Number of shares under exercisable options (2)	Total number of shares beneficially owned	Percent of class (3)
Non-Employee Directors

Terry L. Bernander	2,743	—	2,743	*

Frank L. Hohmann III (4)	1,007,743	3,537	1,011,280	9.9%

Ryan J. Levenson (5)	951,996	—	951,996	9.3%

Samuel Licavoli	7,743	—	7,743	*

Patrick J. McDonnell	7,743	—	7,743	*

John P. Reilly	5,743	—	5,743	*

Dominick J. Schiano	2,743	—	2,743	*

Named Executive Officers

Clifford D. Nastas	78,472	60,000	138,472	1.4%

Michael R. Wilson	—	62,974	62,974	0.6%

James D. Pawlak	3,500	41,536	45,036	0.4%

All Executive Officers and Directors as a group (11 Persons)	2,068,726	216,021	2,284,747	22.3%

*	Less than 1%
(1)	Includes all shares deemed beneficially owned in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, except for shares that may be acquired through the exercise of stock options, which information is set forth separately.
(2)	Includes shares subject to options that are exercisable on May 15, 2013, and options which become exercisable within 60 days thereafter.
(3)	Based upon the 10,251,001 shares of our common stock outstanding on May 15, 2013.
(4)

Mr. Hohmann has sole voting and dispositive power with respect to 1,006,280 shares. The number of shares beneficially owned includes: 1,002,743 shares held by Mr. Hohmann individually and 5,000 shares held in trust for the daughter of Mr. Hohmann, for which Mr. Hohmann is not the trustee and for which he disclaims beneficial ownership.
(5)	As of May 15, 2013, Privet Fund LP was the beneficial owner of an aggregate of 872,818 shares of our common stock, and Privet Fund Management LLC, as the managing partner of Privet Fund LP, was the beneficial owner of 951,996 shares of our common stock, which includes the 872,818 shares of our common stock beneficially owned by Privet Fund LP. Mr. Levenson is the managing member of Privet Fund Management LLC. Accordingly, Mr. Levenson may be deemed to hold shared voting and dispositive power with respect to the shares beneficially owned by Privet Fund Management LLC.

In addition to the shares listed above, as of May 15, 2013, the following directors held phantom stock units, as detailed in the table below:

	No. of Phantom Stock Units	Value (1)
Terry L. Bernander	49,221	$494,671
Frank L. Hohmann III	51,443	517,002
Samuel Licavoli	51,443	517,002
Patrick J. McDonnell	51,443	517,002
John P. Reilly	51,443	517,002
Dominick J. Schiano	51,443	517,002

Totals	306,436	$3,079,682

(1)	Value based on closing market price of Material Sciences Corporation Common Stock on May 15, 2013, of $10.05.

The Board adopted the Fiscal Year 2006 Long-Term Incentive Plan for Non-Employee Directors effective March 1, 2005. The plan provides for phantom stock units (payable only in cash) to be granted to each non-employee director on March 1, June 1, September 1 and December 1 of each fiscal year. Each unit represents the number of shares of our common stock equal to the quotient of $8,500 divided by the closing sale price of our common stock on the day preceding the grant date. The units vest immediately and are redeemable upon the earlier of (1) five years from the date of grant or (2) such director ceasing to be a member of the Board of Directors for certain reasons. Upon redemption, the director receives a cash amount equal to the number of shares of common stock represented by the unit multiplied by the average of the closing sales price of one share of our common stock for the 30 preceding trading days plus the amount of dividends declared on one share of our common stock since the date of grant.

On August 24, 2012, the Board adopted the 2012 Long-Term Incentive Plan for Non-Employee Directors. Incentives under this plan are established under provisions set forth in the Material Sciences Corporation 2012 Incentive Compensation Plan and replace the 2006 Long-Term Incentive Plan for Non-Employee Directors. The plan provides for restricted shares to be granted to each non-employee director on March 1, June 1, September 1 and December 1 of each fiscal year. Each grant equals the quotient of $8,500 divided by the closing sale price of our common stock on the day preceding the grant date. The restricted shares vest upon the third anniversary of the grant date or upon death, disability, retirement, change-in-control, or other termination of service other than “Cause.” Restricted Shares that become vested under this plan may be sold or traded on the open securities market upon Termination of Service as a Non-Employee Director or redeemed by the Company by authorization of the Compensation, Organization and Corporate Governance Committee of the Board of Directors.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and persons who own more than 10% of our common stock to file reports of ownership and changes in ownership of shares of our common stock with the SEC. Directors, executive officers and greater than 10% shareowners are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file. Based solely upon a review of filings with the SEC, copies of such reports furnished to us or written representations from certain reporting persons that no Forms 5 were required for those persons, we believe that, from March 1, 2012, through February 28, 2013, each of our directors, executive officers and greater than 10% shareowners during such period complied with the reporting requirements of Section 16(a) applicable to them.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

How often did the Board meet in fiscal 2013?

The Board held 5 regular meetings and 2 telephonic meetings during fiscal 2013. Each current director (other than Mr. Levenson, who was appointed to the Board effective May 10, 2013) attended at least 75% of the total number of meetings of the Board and the total number of meetings of committees on which such director served that was held while the director was a member thereof during the last fiscal year.

What is the attendance policy for directors at our annual meeting?

All directors properly nominated for election at the annual meeting are expected to attend the annual meeting of shareowners. At the 2012 annual meeting of shareowners, all of the directors then nominated for election were present in person.

Which of our directors are independent?

The Compensation, Organization and Corporate Governance Committee of the Board (the “Compensation, Organization and Corporate Governance Committee”) conducts an annual review of the independence of the members of the Board and its committees and reports its findings to the full Board. Seven of MSC’s eight current directors are non-employee directors. Only Mr. Nastas, our Chief Executive Officer, is not a non-employee director. Although the Board has not adopted categorical standards of independence, information provided by the non-employee directors and MSC did not indicate any material transactions or relationships (e.g., commercial, industrial, banking, consulting, legal, accounting, charitable or familial) which the Board believes would impair the independence of any of the non-employee directors. Based on the report of the Compensation, Organization and Corporate Governance Committee, the Board affirmatively determined that all of its non-employee directors nominated for election at the annual meeting are “independent directors” as that term is defined in the rules of The NASDAQ Stock Market (the “NASDAQ Rules”).

Which members of the Audit Committee meet the independence and financial literacy requirements for audit committee members?

All three current members of the Audit Committee of the Board (the “Audit Committee”) meet the enhanced independence standards for audit committee members set forth in the NASDAQ Rules (which incorporate the standards set forth in the rules of the Securities and Exchange Commission). The Board has determined that Mr. McDonnell is an “audit committee financial expert” as that term is defined by Securities and Exchange Commission rules and has accounting and financial management expertise as required under NASDAQ Rules.

What committees has the Board established?

The Board has established two standing committees: an Audit Committee and a Compensation, Organization and Corporate Governance Committee. The Audit Committee and Compensation, Organization and Corporate Governance Committee are each comprised of “independent directors” as that term is defined under NASDAQ Rules applicable to such committees’ members. The Audit Committee is a separately designated standing audit committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934. The following is a description of the members, responsibilities and the number of meetings of each of the Audit Committee and the Compensation, Organization and Corporate Governance Committee held in fiscal 2013:

Committee	Members	Primary Responsibilities	# of Meetings in Fiscal Year 2013

Audit	McDonnell (Chairperson) Bernander Reilly

•     Assists the Board in its oversight of the Company’s accounting, auditing and reporting practices.

•     Monitors the integrity of the Company’s consolidated financial statements, the Company’s compliance with legal and regulatory requirements and the effectiveness of the Company’s system of internal controls.

•     Selects, evaluates, and, when appropriate, replaces the independent auditor, and pre- approves audit, internal control-related and permitted non-audit services.

•     Monitors the qualifications, independence and performance of the Company’s internal and independent auditors.

8, including 3 telephonic

Compensation, Organization and Corporate Governance	Hohmann (Chairperson) Licavoli Schiano

•     Determines the compensation of our executive officers and key employees.

•     Reviews and approves cash incentive compensation paid to key employees.

•     Reviews and makes recommendations to the Board regarding the Company’s compensation and benefit plans and policies.

•     Reviews corporate practices relating to succession planning.

•     Identifies and recommends candidates for election to the Board.

•     Oversees the evaluation of the Board and management.

•     Approves our corporate governance principles and our Code of Business Conduct and Ethics.

6, including 2 telephonic

The Compensation, Organization and Corporate Governance Committee has the power and authority to act as MSC’s nominating committee. To the extent permitted by law, it may delegate its authority to perform functions related to compensation matters, although it has not elected to do so.

The Board has adopted written charters for each of the Audit and the Compensation, Organization and Corporate Governance Committees which set forth the roles and responsibilities of each committee. Those written charters are available on our website at www.matsci.com and are available to any shareowner in print upon request.

Does the Board have a lead director and does it hold executive sessions?

The Board of Directors approved the Corporate Governance Guidelines, which designates the chairperson of the Compensation, Organization and Corporate Governance Committee as the lead director of the Board when our Chief Executive Officer also holds the position of Chairman of the Board. The lead director’s primary responsibility is to preside over periodic executive sessions of the Board in which management directors and other members of management do not participate. The positions of Chief Executive Officer and Chairman are not currently held by the same person. The Board established this leadership structure as a best practice in corporate governance.

The independent members of the Board meet, without the presence of any director who is not independent, at various times throughout the year. Mr. Reilly, as Non-Executive Chairman of the Board, presides over these executive sessions of the Board. Mr. Reilly was appointed as Non-Executive Chairman of the Board to serve a term ending on June 27, 2013, or until his earlier death, resignation or removal.

How can I communicate with the Board?

Interested parties, including shareowners, may communicate with the Board, Mr. Reilly, our Non-Executive Chairman of the Board, the Chairman of the Audit Committee or the non-employee directors individually or as a group by writing to those individuals or the group at the following address: Material Sciences Corporation, 2200 East Pratt Boulevard, Elk Grove Village, Illinois 60007.

The Compensation, Organization and Corporate Governance Committee approved a process for handling letters received by MSC and addressed to the Board, our Non-Executive Chairman of the Board, the Chairman of the Audit Committee or the non-employee directors as a group. Under that process, MSC’s Corporate Secretary reviews all such correspondence and regularly forwards to the directors a summary of all such correspondence, together with copies of all such correspondence that, in the opinion of the Corporate Secretary, deals with the functions of the Board or committees thereof or that he otherwise determines requires their attention. Directors may at any time review a log of all correspondence received by MSC that is addressed to members of the Board and request copies of such correspondence. There was no such correspondence received during fiscal 2013.

When reporting a concern, please supply sufficient information so that the matter may be addressed properly. Although you are encouraged to identify yourself to assist MSC in effectively addressing your concern, you may choose to remain anonymous, and MSC will use its reasonable efforts to protect your identity to the extent appropriate or permitted by law. Concerns relating to accounting, internal controls or auditing matters are promptly brought to the attention of the Audit Committee and handled in accordance with the procedures established by the Audit Committee with respect to such matters.

What is the Board’s Role in Risk Oversight?

The Board is actively involved in overseeing the Company’s risk management. Operational and strategic presentations by management to the Board include consideration of the challenges and risks to our business, and the Board and management actively engage in discussion on these topics. At least annually, the Board reviews management’s short term business plans and long term strategic plans and the risks associated with carrying out those plans. The report for these reviews is compiled by senior management and approved by the Chief Executive Officer.

Each of our Board committees considers risk within its area of responsibility. Matters reviewed for risk include the following:

•

The Compensation, Organization and Corporate Governance Committee oversees our compensation programs from the perspective of whether they encourage individuals to take unreasonable risks that could result in having a materially adverse effect on the Company. The Compensation, Organization and Corporate Governance Committee has reviewed and discussed with management the issues of risk as it relates to our compensation program and practices. Management and the Board have determined that the risks arising from these compensation programs are not reasonably likely to have a material adverse effect on the Company.

•

We establish caps for our cash bonuses which we believe also mitigate excessive risk taking. Even if the Company dramatically exceeds its operating targets, bonus payouts are limited. Conversely, our plan design has a floor on the bonus target so that profitability below a certain level does not permit bonus payouts.

•

We have strict internal controls over the measurement and calculation of earnings and overall financial results designed to keep them from being susceptible to manipulation by any employee, including our executives.

•	The Audit Committee oversees risks related to our financial statements, the financial reporting process, accounting and legal matters and oversees the internal audit function.

•	The Audit Committee oversees financial risk and reviews at least annually the risk factors enunciated in our periodic reports that are filed with the SEC.

•

The committees of the Board discuss legal and compliance matters, and assess the adequacy of our risk-related internal controls. The Audit Committee also periodically requires management to address specific risk issues at its meetings. The Compensation, Organization and Corporate Governance Committee considers risk and structures our executive compensation programs with an eye to providing incentives to appropriately reward executives for growth without undue risk taking.

In addition, the Company has established and communicated to its employees a Code of Business Conduct and Ethics and has established an ethics hotline where employees can confidently and anonymously express any related concerns, including any internal financial reporting irregularities, they may have through a dedicated website or through a toll free number. The Company has also established mandatory Foreign Corrupt Practices Act (FCPA) training for all management, supervisory and non-union office workers in all locations worldwide. The Company regularly audits the completion of the training and all new hires have 90 days to complete the training.

While the Board oversees risk management, Company management is charged with managing risk. Management is responsible for establishing and maintaining an adequate system of internal control over financial reporting and establishing controls to prevent or detect any unauthorized acquisition, use, or disposition of the Company’s assets.

The Company uses a third party, Crowe Horwath, LLP, to serve as its Internal Audit Function that reports to the Audit Committee on a regular basis. The Internal Audit Function evaluates and tests the Company’s network of risk management programs and reports the results to the Audit Committee. Corrective actions are taken as required. As part of the audit function, a formalized enterprise risk management program is incorporated into various risk assessment activities.

How are directors compensated?

The following table sets forth the cash and equity compensation earned or paid to each of our non-employee directors in fiscal year 2013.

Director Compensation for Fiscal Year 2013

Name	Fees Earned or Paid in Cash ($)	Stock Awards (1) ($)	Total ($)
Terry L. Bernander	$48,000	$34,000	$82,000
Frank L. Hohmann III (2)	$48,000	$34,000	$82,000
Ryan J. Levenson (3)	$—	$—	$—
Samuel Licavoli	$42,000	$34,000	$76,000
Patrick J. McDonnell	$59,000	$34,000	$93,000
John P. Reilly	$124,000	$34,000	$158,000
Dominick J. Schiano	$44,000	$34,000	$78,000

(1)	Represents the aggregate grant date fair value for stock-based awards granted in fiscal year 2013 calculated in accordance with FASB ASC Topic 718. The assumptions used in determining the compensation cost are set forth in Note 10, “Equity and Compensation Plans,” to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended February 28, 2013.
(2)	As of February 28, 2013, Mr. Hohmann held options to purchase 3,537 shares of our common stock.
(3)	Mr. Levenson was appointed to the Board on May 10, 2013.

Each non-employee director receives, as applicable, (1) an annual retainer of $30,000, (2) $1,000 per meeting for attendance, whether in person or telephonic, at Board meetings or Board committee meetings (other than Audit Committee meetings), (3) $1,500 per meeting for attendance at Audit Committee meetings, (4) $10,000 per year for chairing the Audit Committee, (5) $5,000 per year for chairing the Compensation, Organization and Corporate Governance Committee, and (6) reimbursement for normal travel expenses. The annual retainer is paid in cash, shares of common stock, deferred stock units entitling such non-employee directors to receive stock at a future date or any combination thereof based on the preference of the director. In addition to Board and other committee fees noted above, the Non-Executive Chairman of the Board receives an annual fee of $75,000.

The Board adopted the Fiscal Year 2006 Long-Term Incentive Plan for Non-Employee Directors effective March 1, 2005. The plan provides for phantom stock units (payable only in cash) to be granted to each non-employee director on March 1, June 1, September 1 and December 1 of each fiscal year. Each unit represents the number of shares of our common stock equal to the quotient of $8,500 divided by the closing sale price of our common stock on the day preceding the grant date. The units vest immediately and are redeemable upon the earlier of (1) five years from the date of grant or (2) such director ceasing to be a member of the Board of Directors for certain reasons. Upon redemption, the director receives a cash amount equal to the number of shares of common stock represented by the unit multiplied by the average of the closing sales price of one share of our common stock for the 30 preceding trading days plus the amount of dividends declared on one share of our common stock since the date of grant.

On August 24, 2012 the Board adopted the 2012 Long-Term Incentive Plan for Non-Employee Directors. Incentives under this plan are established under provisions set forth in the Material Sciences Corporation 2012 Incentive Compensation Plan and replace the 2006 Long-Term Incentive Plan for Non-Employee Directors. The plan provides for restricted shares to be granted to each non-employee director on March 1, June 1, September 1 and December 1 of each fiscal year. Each grant will equal the quotient of $8,500 divided by the closing sale price of our common stock on the day preceding the grant date. The restricted shares vest upon the third anniversary of the grant date or upon death, disability, retirement, change-in-control, or other termination of service other than “Cause.” Restricted Shares that become vested under this plan may be sold upon Termination of Service as a Non-Employee Director or redeemed by the Company by authorization of the Compensation, Organization and Corporate Governance Committee.

Do we have Corporate Governance Guidelines?

We are committed to the highest standards of corporate governance. The Board has adopted a set of Corporate Governance Guidelines, which, among other things, sets forth the qualifications and other criteria for director nominees, as established by the Compensation, Organization and Corporate Governance Committee, and provides guidelines regarding the role of the Board and Board committees. The desired skills and experience for prospective Board members are described in more detail below under the caption “Director Nominations to be Considered by the Board.” Our Corporate Governance Guidelines are available on our website at www.matsci.com and are available in print to any shareowner who requests them.

Do we have stock ownership requirements for Non-Employee Directors and Corporate Officers?

The Company has instituted stock ownership guidelines for all of its executive officers and non-employee directors to better align their own financial interests with the shareowners. Non-employee directors are expected to hold an amount of stock equal to three times their annual Board retainer. The Chief Executive Officer is expected to hold an amount of stock equal to three times his annual base salary. All other Material Sciences Corporation executive officers are expected to hold an amount of stock equal to one and one-half times their annual base salary. Further information on this topic may be found in the Compensation Discussion and Analysis section of this proxy statement.

Do we have a Code of Business Conduct and Ethics?

All of our directors and employees, including our Chief Executive Officer and Chief Financial Officer, are required to abide by our Code of Business Ethics, which is in compliance with the requirements of The NASDAQ Stock Market and the Securities and Exchange Commission, to ensure that our business is conducted in a consistently legal and ethical manner. The Code of Business Ethics covers all areas of professional conduct, including employment policies, conflicts of interest, fair dealing, and the protection of confidential information, as well as strict adherence to all laws and regulations applicable to the conduct of our business. Our Code of Business Ethics is available on our website at www.matsci.com and is available in print to any shareholder who requests it.

PROPOSAL 1 — ELECTION OF DIRECTORS

The Board currently consists of eight members. Each director holds office for a one-year term until the next annual meeting of shareowners and until his successor is elected and qualified or until his death, resignation or removal. Each of the eight persons listed below, at the recommendation of the Compensation, Organization and Corporate Governance Committee, is nominated by the Board to be elected for a term ending at the 2014 Annual Meeting of Shareowners (when they may be nominated by the Board to be re-elected) and until his successor shall be elected and qualified or, as provided in our By-Laws, upon the earliest of death, resignation or removal. Unless authority to vote for one or more nominees is withheld in the proxy, signed proxies that are returned will be voted for approval of the election of the eight nominees listed below. All nominees have indicated a willingness to serve as directors, but if any of them should decline or be unable to act as a director, the persons named in the proxy will vote for the election of another person or persons as the Board recommends. All of the nominees currently serve as members of the Board.

The Company has a policy calling for the retirement of directors at the annual shareowners meeting following a director’s 72nd birthday.

Information regarding the nominees, as of May 15, 2013, is set forth below, including their ages, the period each has served on the Board and the nominees’ business experience.

Nominees

Mr. Terry L. Bernander Age 57	Director since 2008

Mr. Bernander, a market consultant, was President and Chief Executive Officer of AZ Automotive Corporation from June 2002 through March 2009. AZ is a Tier 1 automotive supplier of highly engineered metal-formed components, complex modules and mechanical assemblies. Prior to this, from 1997 through 2001, he served as President and Chief Executive Officer of Faurecia Exhaust Division, AP Automotive Systems and Tube Products, each of which are portfolio companies of Questor Management Company. He has been a member of the Board of Directors of Polar Corporation since 2003.

The Board of Directors believes Mr. Bernander brings proven operational excellence, strategic planning and executive leadership experience with a number of automotive suppliers of major corporations. Bernander’s extensive background with highly engineered metal-based products qualifies him to continue to serve on the Company’s Board of Directors.

Mr. Frank L. Hohmann III Age 67	Director since 2002

Mr. Hohmann, a private investor, spent 23 years with Donaldson, Lufkin & Jenrette, which was acquired by Credit Suisse First Boston. Mr. Hohmann was a managing director in the equity derivatives group at Credit Suisse First Boston until he retired on January 2, 2002. From 1974 to 1978, he was a managing director at WM Sword and Co. He is a member of the board of directors of Egerton Capital Limited, a trustee of Winterthur Museum and a trustee of Mount Desert Island Biological Laboratory in Maine, and was formerly a trustee and President of the Madison Avenue Presbyterian Church.

The Board of Directors believes Mr. Hohmann’s experience in finance, risk management and compensation issues arising from thirty-three years of Wall Street experience qualifies him to continue to serve on the Company’s Board of Directors. Mr. Hohmann is a long- standing substantial holder of the Company’s shares.

Mr. Ryan J. Levenson Age 37	Director since 2013

Mr. Levenson is currently, and has been since its founding in February 2007, Principal and Managing Member of Privet Fund Management LLC, an investment firm. Mr. Levenson served as a member of the Board of Directors and Compensation and Audit Committees of The Middleby Corporation (NASDAQ: MIDD) from May 2006 until November 2012. Prior to founding Privet Fund Management LLC in February 2007, Mr. Levenson served as Vice President of Business Development at MSI, a privately held building products distributor and construction services company, from 2003 until January 2007. Prior to his service with MSI, Mr. Levenson served as a financial analyst for Cramer Rosenthal McGlynn’s long/short equity hedge fund after working at SAC Capital Advisors LLC in a similar capacity.

The Board of Directors feels that Mr. Levenson’s experience qualifies him to continue to serve on the Board of the Company. Mr. Levenson’s experience in business management, finance and public company matters adds to the breadth of the Board and those skills and experience qualify him to continue to serve on the Board.

Mr. Samuel Licavoli Age 71	Director since 2006

Mr. Licavoli is currently retired after serving as the President and Chief Executive Officer of the Industrial Products Group of Businesses at Textron, Inc. from January 2002 through March 2003. Prior to this he served as Chairman, President and Chief Executive Officer of Textron’s Industrial Products Group from July 2000 through January 2002 and as Chairman, President and Chief Executive Officer of Textron’s Automotive Group from June 1998 through July 2000. Mr. Licavoli served as President of Textron’s Automotive Trim Company from 1996 through June 1998. He is a member of the Board of Directors of Taylor-Wharton International, a private equity portfolio company and Interface Solutions, a private equity portfolio company owned by Wind Point Partners.

The Board of Directors feels that Mr. Licavoli’s wide range of experience qualifies him to continue to serve on the Company’s Board of Directors. He has had executive automotive roles with both original equipment manufacturers and automotive suppliers, and has completed several joint ventures and acquisitions within and outside of the United States. Mr. Licavoli has served on both public and private boards and has been a member of various Board Committees, inclusive of Audit, Compensation and Corporate Governance.

Mr. Patrick J. McDonnell Age 69	Director since 2006

Mr. McDonnell is President and Chief Executive Officer of The McDonnell Company, LLC, a management consulting company that he founded in 2000. From 1999 to 2000, he was the President of Jordan Professional Services. From 1998 to 1999, he was President and Chief Operating Officer of LAI Worldwide, an SEC Registrant Executive Search Firm. In 1998, he was the Global Director of Assurance Services for PricewaterhouseCoopers LLP. Mr. McDonnell was a partner in Coopers & Lybrand LLP from 1979 to 1998, serving from 1993 to 1998 as the Vice Chairman of Business Assurance. Mr. McDonnell is a member of the Board of Directors of First Midwest Bancorp.

The Board of Directors believes that Mr. McDonnell brings valuable tactical skills and experience in business management, strategic planning, finance and public company matters to the Board and those skills and experience qualify him to continue to serve on the Board

Mr. John P. Reilly Age 69	Director since 2004

Mr. Reilly has served as our Non-Executive Chairman of the Board since June 2008. Mr. Reilly is the retired Chairman, President and CEO of Figgie International, Inc. He has more than thirty years of experience in the automotive industry, where he has served as a senior officer with a number of automotive suppliers, including Stant Corporation and Tenneco Automotive. He has also held leadership positions at the former Chrysler Corporation and Navistar International and has served as President of Brunswick Corporation. Mr. Reilly serves on the Board of Directors of Exide Technologies, where he is Non-Executive Chairman of the Board, The Timken Company, and Interface Solutions.

The Board of Directors believes Mr. Reilly’s executive experience as a senior officer with a number of automotive suppliers, and his leadership positions at several other major corporations, provide him with substantial management, corporate governance, risk management and strategic planning expertise and qualify him to continue to serve on the Company’s Board of Directors.

Mr. Dominick J. Schiano Age 58	Director since 2007

Since 2007, Mr. Schiano has been President and co-founding partner at Evergreen Capital Partners LLC, an investment firm that provides advisory services to and co-invests with private equity sponsors under exclusive contractual relationships and is affiliated with The Gores Group where Mr. Schiano is responsible for sourcing investment opportunities and providing strategic, operational and financial guidance to the firm with respect to portfolio company investments in the industrial sector.

Evergreen has previously been engaged by TowerBrook Capital Partners where Mr. Schiano was a member of the Management Advisory Board and by DLJ Merchant Banking Partners, the private equity arm of Credit Suisse where he held the position of Vice Chairman-Global Industrial Partners.

Prior to forming Evergreen, Mr. Schiano served as a Managing Director and member of the Investment Committee of Questor Partners Funds from 2003 to 2007. Previously, from 1997 to 2003, Mr. Schiano served in various roles at Textron Inc., including Executive Vice President and CFO of Textron Automotive, Executive Vice President and CFO of Textron Fastening Systems, Inc., and as Executive Vice President and General Manager of Textron Fastening Systems, Inc. (Threaded Products Group). Prior to Textron, from 1992 to 1995, Mr. Schiano held senior positions at TRW Inc., where he was responsible for mergers and acquisitions, joint ventures, licensing and strategic alliances. Prior to that, Mr. Schiano held progressively responsible finance, M&A and operating roles at Wickes Companies, Inc., its predecessor, Gulf & Western Industries Inc., and Emerson Electric Company, Inc.

Mr. Schiano also serves as a director and member of the audit committees of STR Holdings, Inc. (NYSE:STRI) and two private equity companies, Sage Automotive Interiors, Inc. and National Envelope Corp. He is a member of the advisory board of Great Range Capital. Mr. Schiano attended Long Island University.

Mr. Schiano was selected to serve on our Board for his business acumen gained from significant experience as a senior executive in a variety of industries with responsibilities in the areas of general management, finance, mergers and acquisitions, operations and business strategy as well as his experience as a director and audit committee member on a number of public and private company boards.

Mr. Clifford D. Nastas Age 50	Director since 2005

Mr. Nastas has served as our Chief Executive Officer and as a member of the Board since December 1, 2005. Mr. Nastas served as our President and Chief Operating Officer from June 2005 to December 2005, and as our Executive Vice President and Chief Operating Officer from October 2004 through June 2005. Prior to that time, he held numerous executive positions with MSC including: Vice President and General Manager of the Engineered Materials and Solutions Group from May 2004 to October 2004; Vice President of Sales and Marketing of the Engineered Materials and Solutions Group from July 2003 to May 2004; and Vice President of Marketing of MSC Laminates and Composites Inc. from January 2001 to July 2003. Mr. Nastas served as the Global Automotive Business Director for Honeywell International Inc., a technology and manufacturing provider of aerospace products, control technologies, automotive products, specialty chemicals and advanced materials, from 1995 until he joined the Company in January 2001. Mr. Nastas served as a member of the Board of Directors of Quixote Corporation until the company was sold in March 2010.

The Board of Directors believes Mr. Nastas brings critical perspective to our Board of Directors through his service as Chief Executive Officer of the Company for over seven years. As our Chief Executive Officer, Mr. Nastas possesses a unique insight and understanding of our operations and business strategy. Further, the Board of Directors believes Mr. Nastas’ extensive background in material-based solutions and automotive products qualifies him to continue to serve on the Company’s Board of Directors.

The Board of Directors recommends a vote FOR the election of each of the director nominees listed above.

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Strategy

The Company’s executive compensation philosophy is to position base pay, target cash incentives and target equity incentives at the market median, so we are able to attract and retain high performing executives. The Company defines its “market” as other manufacturing companies with comparable revenues, market capitalization and profitability. Cash and equity incentives are structured to motivate the executive team to achieve short and long-term objectives.

The Compensation, Organization and Corporate Governance Committee of the Board of Directors has been charged with the responsibility to oversee our compensation programs. The Compensation, Organization and Corporate Governance Committee is comprised of independent directors who are committed to sound principles of executive compensation. Specifically, the Compensation, Organization and Corporate Governance Committee has developed, and the Board has approved, a compensation program that is designed to meet the following objectives: (i) compensate executive officers at levels that ensure the Company attracts and retains key management employees throughout the organization; (ii) provide executive officers with the opportunity to earn market-competitive pay for targeted Company performance; (iii) link executives’ compensation to established Company performance goals, which are linked to shareholder value; and (iv) reward management for achieving a long-term strategic plan through sustained profitability and growth. The Compensation, Organization and Corporate Governance Committee considers executive management’s input and evaluates and recommends all compensation elements to the full Board, which ultimately establishes the executive officer compensation programs, elements and thresholds.

The company utilizes a total compensation approach that consists of base salaries, short-term incentives and long-term incentives. Each of these elements is critical to the overall total compensation strategy.

Base Salaries

Base salaries are used to provide annual cash income to compensate our named executive officers for services rendered during their tenure. Base salaries are a function of individual responsibilities, experience and competencies. Salaries are reviewed by the Compensation, Organization and Corporate Governance Committee annually for any meritorious adjustments. The Compensation, Organization and Corporate Governance Committee recommended, and the Board approved, a 1.5% increase to base salary at the end of fiscal 2013 for each of the named executive officers.

Incentive Compensation

The Compensation, Organization and Corporate Governance Committee has established, and the Board has approved, an incentive plan that provides incentives to key employees that is funded by the profits of the Company’s business operations, exclusive of non-routine financial transactions such as acquisitions, divestitures and asset sales. The short and long-term incentive plan components require that a minimum threshold of profitability is met before any cash incentives can be earned. The financial results for the fiscal year must reach 75% of the Board approved pre-tax income target for incentives to be earned. Potential awards are then split evenly between short-term incentives and long-term incentives.

Short-Term Incentives

Short-term incentives are paid annually for meeting the profitability objective of the Board-approved Annual Operating Plan (“AOP”). The AOP is determined prior to the start of the fiscal year by the Board. Key employees who are included in this plan may earn a bonus if the profitability threshold is met. No incentive will be earned by any executive if the profitability for the full year is below the threshold. The profitability threshold is set by the Compensation, Organization and Corporate Governance Committee at 75% of the approved AOP.

Once the threshold is met, 16% of pre-tax profits are used to fund the incentive pool. In February 2013, the Compensation, Organization and Corporate Governance Committee recommended, and the Board approved, a modification to the plan for fiscal years 2014 and forward. This modification reduces the incentive pool to 8% of pre-tax profits, if the final fiscal year pre-tax profitability is between 75% and 79.9% of the Board approved AOP. Once the financial results are determined, the incentive pool is established. One-half of the incentive pool is used to fund the short-term cash incentives and the other half is used to fund the long-term incentives.

Long-Term Incentives

To better align our executives’ long-range decision making with creating shareholder value, the Compensation, Organization and Corporate Governance Committee has established a long-term incentive component to our incentive compensation plans. Long-term incentives are funded by the incentive pool that is established when the pre-tax profitability of the AOP meets the minimum threshold. These long-term incentives consist of (i) equity grants, and (ii) cash. The long-term cash portion is only earned if the Company meets, or exceeds the profitability goal of the three-year strategic plan approved by the Board at the onset of the first year of the three-year strategic plan.

Once the minimum threshold is met for the short-term incentives and the incentive pool is defined, the Compensation, Organization and Corporate Governance Committee recommends, and the Board approves, equity grants for the key executives. The Black-Scholes fair value of the equity grants reduces the long-term incentive pool proportionally. Traditionally, the Compensation, Organization and Corporate Governance Committee has used stock options for the equity portion of the long-term incentives; however the Compensation, Organization and Corporate Governance Committee may recommend the use of other forms of equity if deemed appropriate by the Compensation, Organization and Corporate Governance Committee and approved by the Board.

Merit/Stock Exchange Program

In an effort to encourage key employees (employees reporting directly to an officer of the Company) to own Company stock, the Company offers these employees an opportunity to participate in a program that defers their base salary merit increase for a year in exchange for restricted shares of Company stock. The number of shares is determined by dividing the closing price of the stock on the day the restricted stock is awarded by the amount of the merit increase. The number of shares is increased by 25% and rounded up to the nearest 100 shares as an incentive to participate. The shares vest in one year and the participant’s salary is automatically increased by the amount of the merit increase at the beginning of the following year. In fiscal 2013, two named executive officers, Mr. Nastas and Mr. Pawlak, each participated in this program as noted in the footnote to the Executive Compensation Table.

Other Factors Related to Compensation

Stock Ownership Guidelines

The Company has instituted stock ownership guidelines for all of its executive officers and non-employee directors to better align their own financial interests with the shareowners. Non-employee directors are expected to hold an amount of stock equal to three times their annual Board retainer. The Chief Executive Officer is expected to hold an amount of stock equal to three times his annual base salary. All other Material Sciences Corporation executive officers are expected to hold an amount of stock equal to one and one-half times their annual base salary.

Non-employee directors and executive officers have five years to achieve the appropriate investment level with progress equal to twenty percent each year. All shares, including unvested restricted stock, unvested stock options, phantom stock, deferred stock units and shares held are considered in determining compliance with this requirement. Selling of stock by persons not in compliance with this requirement is prohibited. Any non-compliance with this policy will be reviewed by the Compensation, Organization and Corporate Governance Committee to determine whether any action would be appropriate. Compliance is reviewed annually by the

Compensation, Organization and Corporate Governance Committee. The most recent review by the Compensation, Organization and Corporate Governance Committee indicates that all non-employee directors and officers were in full compliance as of September 26, 2012.

Change-in-Control Agreements

The Company has entered into change-in-control agreements and/or severance agreements with certain of its executive officers because it believes that such agreements serve to protect the Company and such executive officers in the event of involuntary termination of such executives for reasons other than cause and/or as a result of a change-in-control of the Company. The purpose of these agreements is to reinforce and encourage the continued attention and dedication of these executive officers to their assigned duties without distraction in the face of (i) solicitations by other employers and (ii) the potentially disturbing circumstances of job uncertainty arising from the possibility of a change-in-control of the Company. These agreements are discussed below under “Potential Payments upon Termination or Change-in-Control.”

Compensation Benchmarking

The Compensation, Organization and Corporate Governance Committee has adopted a process to benchmark base salaries, variable incentives, total compensation and change-in-control values of its executive officers. The Compensation, Organization and Corporate Governance Committee employed a segmentation analysis to select a peer group that was a fit based on revenue, profitability and market capitalization. The Committee has reviewed the data and compared it to the officer group. The Compensation, Organization and Corporate Governance Committee evaluates compensation over a multi-year time horizon to normalize any extremes that may have occurred due to significant swings in compensation attributable to company performance.

Our peer group for compensation purposes includes: Compx International, Core Molding Technologies, Eastern Co., Emerson Radio Escalade Incorporated, IEC Electronics, Motorcar Parts of America, Synalloy Corp., UFP Technologies. The peer group will be reviewed annually by the Compensation, Organization and Corporate Governance Committee to ensure that the peer companies remain an appropriate basis for comparison.

EXECUTIVE COMPENSATION TABLES

The following tables disclose compensation earned during the fiscal years ended February 28, 2013, and February 28, 2012, for services in all capacities to us by our “named executive officers,” which consists of (a) our Chief Executive Officer, and (b) our two most highly compensated executive officers, other than the Chief Executive Officer, employed by us as of February 28, 2013:

Summary Compensation Table for the Year Ended February 28, 2013

Name and Principal Position	Year	Salary ($)	Stock Awards (1) (2) ($)	Option Awards (1) ($)	Non-Equity Incentive Plan Compensation (3) ($)	All Other Compensation (4) ($)	Total (5) ($)
Clifford D. Nastas	2013	$420,000	$23,954	$254,221	$489,243	$24,270	$1,211,688
Chief Executive Officer	2012	$420,000	$76,100	$247,968	$301,659	$21,033	$1,066,760

Michael R. Wilson	2013	$304,500	$—	$105,925	$206,757	$10,793	$627,975
Vice President, Operations	2012	$309,000	$—	$103,320	$143,647	$10,088	$566,055

James D. Pawlak	2013	$240,000	$9,086	$148,295	$243,831	$12,105	$653,317
Vice President, Chief Financial Officer, Corporate Controller and Corporate Secretary	2012	$240,000	$—	$144,648	$114,918	$11,868	$511,434

(1)	Reflects the aggregate grant date fair value for restricted stock and stock option awards granted in each fiscal year calculated in accordance with FASB ASC Topic 718, as discussed in the Notes to the Consolidated Financial Statements included in the Annual Report on Form 10-K for the fiscal year ended February 28, 2013.
(2)	In fiscal 2013, Mr. Nastas and Mr. Pawlak voluntarily deferred their merit increase in exchange for shares of restricted stock under the Company’s Merit/Stock Exchange program.
(3)	The fiscal 2012 amounts represent the total annual management incentive earned in the year. The fiscal 2013 amounts represent the annual management incentive (short-term incentives) plus the long-term incentive cash awards earned by each named executive officer for the cumulative profitability in fiscal years 2011, 2012 and 2013. In fiscal 2013, Mr. Nastas earned $208,459 for short-term incentive and $280,784 for the long-term incentive, Mr. Wilson earned $89,764 and $116,993, respectively, and Mr. Pawlak earned $80,040 and $163,791, respectively.
(4)	The fiscal 2013 amounts shown in this column (a) for Mr. Nastas consist of $12,545 for Mr. Nastas’ country club membership and airline club memberships and $11,725 of matching and annual contributions to Mr. Nastas’ 401(k); (b) for Mr. Wilson consist of $10,793 of matching and annual contributions to his 401(k); and (c) for Mr. Pawlak consist of $11,725 of matching and annual contributions to his 401(k) and $380 related to IL CPA Annual Dues.
(5)	Represents the sum of the amounts in all of the columns of the Summary Compensation Table for each named executive officer.

The following table sets forth the outstanding equity awards held by each of our named executive officers as of February 28, 2013:

Outstanding Equity Awards at 2013 Fiscal Year-End

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock Held That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)
Clifford D. Nastas	32,680	(1)	—		$8.00	April 11, 2018	—		—
	—		60,000	(2)	$2.00	March 1, 2017	—		—
	—		60,000	(3)	$7.50	March 1, 2018	—		—
	—		60,000	(4)	$8.75	March 1, 2019	—		—
	—		—		—	—	10,000	(5)	$101,500
	—		—		—	—	10,000	(6)	$101,500
	—		—		—	—	2,900	(7)	$29,435

Michael R. Wilson	20,000	(8)	—		$8.00	February 1, 2018	—		—
	17,974	(1)	—		$8.00	April 11, 2018	—		—
	—		25,000	(2)	$2.00	March 1, 2017	—		—
	—		25,000	(3)	$7.50	March 1, 2018	—		—
			25,000	(4)	$8.75	March 1, 2019	—		—

James D. Pawlak	6,536	(1)	—		$8.00	April 11, 2018	—		—
	—		35,000	(2)	$2.00	March 1, 2017	—		—
	—		35,000	(3)	$7.50	March 1, 2018	—		—
			35,000	(4)	$8.75	March 1, 2019	—		—
	—		—		—	—	1,100	(7)	$11,165

(1)	The options vested on April 11, 2011.
(2)	The options vested on March 1, 2013.
(3)	The options will vest with respect to such underlying shares on March 1, 2014.
(4)	The options will vest with respect to such underlying shares on March 1, 2015.
(5)	The restricted shares will vest on February 28, 2014.
(6)	The restricted shares will vest on February 28, 2015.
(7)	The restricted shares vested on March 8, 2013.
(8)	The options vested on February 1, 2011.

Option Exercises and Vesting and Pension Benefits

None of our named executive officers exercised stock options in fiscal 2013. Mr. Nastas held 10,000 shares of restricted stock that vested at the end of fiscal 2013. The named executive officers do not participate in any of the Company’s defined benefit plans or non-qualified deferred compensation plans.

Potential Payments upon Termination or Change-In-Control

The Company entered into severance and change in control agreements (the “Severance Agreements”) with Mr. Nastas, which originally became effective on July 1, 2007, and was modified and reissued on July 1, 2011, with Mr. Wilson, which originally became effective on February 1, 2008, and was modified and reissued on

July 1, 2011, and with Mr. Pawlak, which originally became effective on February 10, 2010, and was modified and reissued on July 1, 2011. The Severance Agreements have a term of one year and are automatically renewable for successive one-year terms unless either party gives written notice at least 60 days prior to the expiration of the then current term that such party seeks to terminate the agreement as of June 30 of the then current year. In the event that the Company terminates the executive’s employment for any reason other than for cause, death or disability, or if the executive terminates his employment in the event of a constructive discharge, the executive will be entitled to receive severance in the amount of one times the sum of such executive’s base salary and the greater of (a) the cash amount paid or earned by the executive under the management incentive plan for the most recently completed fiscal year preceding the date or event upon which the amount of compensation is being determined, or (b) the amount earned during the current fiscal year, but not yet paid, in which the triggering event takes place (the “Compensation Amount”).

In the event that the Company terminates the executive’s employment for any reason other than for cause, death or disability, or if the executive terminates his employment in the event of a termination by constructive discharge within 15 months of a change in control (“CIC”), then under the Severance Agreements, the executive will be entitled to receive the sum of all accrued but unpaid salary and accrued but unused paid time off as of the date of termination and severance in the amount of 1.5 times such executive’s Compensation Amount. In addition, a “pro rata portion” of stock options or shares of restricted stock (based upon the amount of time that has elapsed since the date of grant) which are unvested immediately prior to a termination following a change in control shall become fully vested and remain exercisable for at least ninety days after a CIC (unless the terms of the plan or arrangement pursuant to which such grant is made otherwise addresses the vesting of such award upon a CIC, in which case the terms of such plan or arrangement shall govern). The executives are also entitled to outplacement and other benefits under the Severance Agreements, and are subject to non-competition and non-solicitation covenants following termination for a period ranging from twelve months (for terminations apart from a CIC) to eighteen months (for terminations following a CIC).

The definitions of “cause,” “change in control,” “constructive discharge” and “disability” under the Severance Agreements are as follows:

“Cause” means, with respect to the executive, one or more of the following: (i) the executive’s commission of a felony or other crime involving moral turpitude or the commission of any other act or omission involving dishonesty, disloyalty or fraud with respect to the Company or any of its Affiliates or any of their customers or suppliers, (ii) the executive’s reporting to work under the influence of alcohol or illegal drugs, the use of illegal drugs (whether or not at the workplace) or other conduct causing the Company or any of its Affiliates public disgrace or disrepute or economic harm, (iii) failure by the executive to perform duties as reasonably directed by the Company officer or other employee to whom the executive primarily reports (or, with respect to the Chief Executive Officer, the Board), (iv) any act or omission aiding or abetting a competitor, supplier or customer of the Company or any of its subsidiaries to the disadvantage or detriment of the Company and its Affiliates, (v) breach of fiduciary duty, negligence or misconduct with respect to the Company or any of its Affiliates, (vi) if the executive is covered by an employment agreement with the Company or an Affiliate, any breach of such agreement which is not cured to the Company’s Chief Executive Officer (or, with respect to such Chief Executive Officer, the Board) reasonable satisfaction within fifteen days after written notice thereof to the Executive.

“Change in Control” means (i) the acquisition by any Person or Persons acting in concert, of beneficial ownership (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than fifty percent of the outstanding stock of the Company (calculated as provided in paragraph (d) of Rule 13d-3 under the Exchange Act in the case of rights to acquire stock); or (ii) the consummation of (a) any consolidation or merger of the Company, other than a consolidation or merger of the Company in which holders of its stock immediately prior to the consolidation or merger hold proportionately at least a majority of the outstanding common stock of the continuing or surviving corporation; or (b) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of the Company (“Transfer Transaction”), except where (1) the Company owns all of the outstanding stock of the transferee entity or (2) the holders of the

Company’s common stock immediately prior to the Transfer Transaction own proportionately at least a majority of the outstanding stock of the transferee entity, immediately after the Transfer Transaction; or (c) any consolidation or merger of the Company where, after the consolidation or merger, one Person owns one hundred percent of the shares of stock of the Company (except where the holders of the Company’s common stock immediately prior to such merger or consolidation own proportionately at least a majority of the outstanding stock of such Person immediately after such consolidation or merger).

“Constructive Discharge” means the occurrence, without the express written consent of the executive, of any one of the following events: (i) the assignment to the executive of any duties significantly inconsistent with the executive’s position and status with the Company or a substantial adverse alteration in the nature or status of the executive’s employment responsibilities from those in existence on the date hereof; (ii) the relocation of the executive’s office or job location to a location not within 75 miles of the Executive’s present office or job location, except for required travel on the Company’s business to an extent substantially consistent with the executive’s present business travel obligations; (iii) the liquidation, dissolution, consolidation or merger of the Company, or transfer of all or substantially all of its assets, other than a transaction or series of transactions in which the resulting or surviving transferee entity assumes the Severance Agreements and all obligations and undertakings hereunder by operation of law or otherwise; or (iv) a substantial reduction in the executive’s Compensation, other than a reduction that is part of an overall reduction in the Compensation of all officers of the Company. For purposes of the Severance Agreements, a substantial reduction in the executive’s Compensation shall be deemed to have occurred if, at any time during the term hereof, the executive’s compensation is reduced below eighty-five percent of his compensation as of the Effective Date.

An event shall not be considered a Constructive Discharge unless the executive provides written notice to the Company specifying the event relied upon for Constructive Discharge within sixty days after the occurrence of such event. Within thirty days of receiving such written notice from the executive, the Company may cure or cause to be cured the event upon which the executive claims a Constructive Discharge and no Constructive Discharge shall have been considered to have occurred with respect to such event. The Company and the executive, upon mutual written agreement, may waive any of the foregoing provisions which would otherwise constitute a Constructive Discharge.

“Disability” means a mental or physical illness that entitles the executive to receive benefits under the long-term disability plan of the Company, or, if there is no such plan or the executive is not covered by such a plan or the executive is not an employee of the Company, a mental or physical illness that renders the executive totally and permanently incapable of performing the executive’s duties for the Company, as determined by the Committee. Notwithstanding the foregoing, a Disability shall not qualify under this Plan if it is the result of (i) a willfully self-inflicted injury or willfully self-induced sickness; or (ii) an injury or disease contracted, suffered or incurred while participating in a criminal offence. The determination of Disability for purposes of this Plan shall not be construed to be an admission of disability for any other purpose.

The following tables show the potential payments to each of the named executive officers upon his termination of employment or a change in control under his Severance Agreement or under the terms of the award agreements related to his outstanding equity awards, assuming a termination or change in control occurred on February 28, 2013.

CLIFFORD D. NASTAS

	Cash Severance Payment		Outplacement Services (1)	Continuation of Medical/ Welfare Benefits (present value)		Accelerated Vesting of Stock Options		Restricted Stock Awards (2)	Total Termination or CIC Benefits
Voluntary Termination	$—		$—	$—		$—		$—	$—
Death, Disability, Retirement or Change in Control without Termination	$—		$—	$—		$802,262		$232,435	$1,034,697
Without Cause Termination or Constructive Discharge Termination	$929,243	(3)	$20,000	$20,346	(4)	$693,287	(5)	$232,435	$1,895,311
Without Cause Termination or Constructive Discharge Termination after Change in Control (6)	$1,393,865	(7)	$20,000	$30,495	(8)	$802,262		$232,435	$2,479,057
For Cause Termination	$—		$—	$—		$—		$—	$—

MICHAEL R. WILSON

	Cash Severance Payment		Outplacement Services (1)	Continuation of Medical/ Welfare Benefits (present value)		Accelerated Vesting of Stock Options		Restricted Stock Awards (2)	Total Termination or CIC Benefits
Voluntary Termination	$—		$—	$—		$—		$—	$—
Death, Disability, Retirement or Change in Control without Termination	$—		$—	$—		$386,644		$—	$386,644
Without Cause Termination or Constructive Discharge Termination	$511,257	(3)	$20,000	$17,900	(4)	$341,238	(5)	$—	$890,395
Without Cause Termination or Constructive Discharge Termination after Change in Control (6)	$766,886	(7)	$20,000	$26,829	(8)	$386,644		$—	$1,200,359
For Cause Termination	$—		$—	$—		$—		$—	$0

JAMES D. PAWLAK

	Cash Severance Payment		Outplacement Services (1)	Continuation of Medical/ Welfare Benefits (present value)		Accelerated Vesting of Stock Options		Restricted Stock Awards (2)	Total Termination or CIC Benefits
Voluntary Termination	$—		$—	$—		$—		$—	$—
Death, Disability, Retirement or Change in Control without Termination	$—		$—	$—		$441,052		$11,165	$452,217
Without Cause Termination or Constructive Discharge Termination	$491,031	(3)	$20,000	$17,900	(4)	$377,484	(5)	$11,165	$917,580
Without Cause Termination or Constructive Discharge Termination after Change in Control (6)	$736,547	(7)	$20,000	$26,829	(8)	$441,052		$11,165	$1,235,593
For Cause Termination	$—		$—	$—		$—		$—	$—

(1)	Reflects the maximum amount payable under the severance agreement. Upon termination of an executive officer’s employment by the Company for any reason other than for cause, disability or death and upon termination by the executive officer in the event of a constructive discharge, the executive officer has the option to receive either a $10,000 cash payment or outplacement services at an aggregate cost of up to $20,000.
(2)	Under the terms of the restricted stock awards given Mr. Nastas and Mr. Pawlak, 100% of the restricted shares become vested, and the restrictions are removed, on the effective date of death, disability, change in control, or termination with or without cause.
(3)	Represents an amount equal to (a) the executive officer’s annual salary as of the termination date, and (b) the non-equity cash incentive award under the Company’s Management Incentive Plan (“MIP”) calculated by the greater of (a) cash amount paid or earned by the executive under the MIP for the most recently completed fiscal year preceding the date or event upon which the amount of compensation is being determined, or (b) the amount earned during the current fiscal year, but not yet paid, in which the triggering event takes place.
(4)	Represents the estimated present value as of February 28, 2013, of the cost of the continuation of medical, dental, prescription drug and vision benefits for the executive officer and family (if dependent coverage was provided) for 12 months following the executive officer’s employment termination.
(5)	Represents pro-rata vesting of stock options in accordance with the individual stock option grants.
(6)	A termination event is considered to be “after” a change in control of the Company pursuant to the named executive officer’s executed Severance Agreements, if the employment termination occurs within 15 months following a change in control.
(7)	Represents an amount equal to 1.5 multiplied by the sum of (a) the executive officer’s annual salary as of the termination date, and (b) the non-equity cash incentive award under the Management Incentive Plan received by the executive officer in the most recently completed fiscal year (for purposes of this table, the annual incentive award received by each executive officer for services provided in fiscal year 2013 under the Management Incentive Plan is used).
(8)	Represents the estimated present value as of February 28, 2013, of the cost of the continuation of medical, dental, prescription drug and vision benefits for the executive officer and family (if dependent coverage was provided) for 18 months following the executive officer’s employment termination.

Compensation Committee Interlocks and Insider Participation

None of Messrs. Hohmann, Bernander or Licavoli, the persons who served as members of the Compensation, Organization and Corporate Governance Committee during the last fiscal year, has ever been an officer or employee of ours or any of our subsidiaries or had any other relationship requiring disclosure herein.

Transactions with Related Persons

The Audit Committee is responsible for reviewing “related person transactions” between MSC and related persons and making a recommendation with respect to such related person transactions to the Board. A “related person transaction” is any transaction or series of transactions in which the Company or one of its subsidiaries is a participant, the amount involved exceeds the lesser of $120,000 or 1% of the average of the Company’s assets as of February 28, 2013, and February 29, 2012, and a related person has a direct or indirect material interest. Under Securities and Exchange Commission rules, a related person is any person who is, or at any time since the beginning of the last fiscal year was, a director, officer, nominee for director, or 5% shareowner of the Company and their immediate family members. During fiscal 2013 there were no related party transactions required to be disclosed.

Our Code of Business Conduct and Ethics, which contains certain provisions governing conflicts of interest and transactions between the Company and “related parties,” applies to each of our executive officers and directors. A “related party” under the Code is defined as an individual (or a business entity which that individual owns or is employed by) who is: (1) a current or former employee of MSC; (2) related by blood, marriage or cohabitation to a current or former employee of MSC; or (3) serves or has served as a director of MSC.

Our Corporate Governance Guidelines provide that it is the responsibility of each of our directors to advise the Chairperson of the Board of any affiliation with public or privately held businesses or enterprises that may create a potential conflict of interest, potential embarrassment to us or possible inconsistency with our policies or values. In addition, we annually solicit information from our directors and executive officers in order to monitor potential conflicts of interest and related party transactions. A nominee for director is also requested to provide us the foregoing information. It is the policy of both the Board and the Audit Committee to apply the standards set forth in our Code of Business Conduct and Ethics and under applicable Securities and Exchange Commission rules and the NASDAQ Rules in reviewing related person transactions and determining whether or not such transactions are reasonable and fair to us.

Annually, MSC surveys our directors and executive officers for all potential conflicts of interest. The results of the survey are reported to the Audit Committee. The Audit Committee and the Company take such corrective action as is deemed necessary on a case-by-case basis.

In addition, please see the descriptions of our severance and change in control agreements under “Potential Payments Upon Termination or Change-In-Control” above.

EQUITY COMPENSATION PLAN INFORMATION

The following table presents information relating to securities authorized under MSC’s equity compensation plans as of February 28, 2013. MSC’s shareowners have approved all of these plans.

Plan Category	(a) Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights (2)	(b) Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a) (3)
Equity Compensation Plans Approved by Security Holders (1)	692,037	$6.58	1,976,179
Equity Compensation Plans Not Approved by Security Holders	—	—	—

Total	692,037	$6.58	1,976,179

(1)	Complete descriptions of our share based plans are set forth in Note 10, “Equity and Compensation Plans,” to our consolidated financial statements included in our annual report on Form 10-K for the year ended February 28, 2013.
(2)	Consists of 688,138 shares of our common stock issuable pursuant to outstanding options under our Amended and Restated 1992 Omnibus Stock Awards Plan for Key Employees, 3,537 shares of our common stock issuable pursuant to outstanding options under our 2001 Compensation Plan for Non-Employee Directors, and 362 shares of our common stock issuable under our 2007 Employee Stock Purchase Plan.
(3)	Consists of 1,395,321 shares of authorized, but unissued, shares our common stock issuable under our Material Sciences Corporation 2012 Incentive Compensation Plan which may be granted in the form of stock options, restricted shares or other awards, and 580,858 shares of authorized, but unissued, shares of our common stock issuable under our 2007 Employee Stock Purchase Plan.

PROPOSAL 2 — ADVISORY VOTE ON EXECUTIVE COMPENSATION (“SAY-ON-PAY”)

Section 14A of the Securities Exchange Act requires that we provide our shareowners with the opportunity to vote to approve, on a non-binding advisory basis, the compensation of our “named executive officers.” This advisory vote, commonly referred to as “Say-on-Pay,” is not intended to address any specific item of compensation, but instead relates to the compensation of our “named executive officers” as disclosed in the “Compensation Discussion and Analysis,” the “Summary Compensation Table,” inclusive of all related footnotes, and related narrative of this proxy statement.

The Compensation, Organization and Corporate Governance Committee believes an effective compensation program should be one that is designed to recruit and keep top quality executive leadership focused on attaining long-term corporate goals and increasing shareowner value. We believe that our executive compensation program is designed to reasonably and fairly recruit, motivate, retain and reward our executives for achieving our objectives and goals. Through equity grants and stock ownership guidelines, each of our executive officers is aligned with the shareowners long-term interests of increasing the value of the Company.

As an advisory vote, the Say-on-Pay resolution is not binding on the Company. The approval or disapproval of this proposal by shareowners will not require the Board or the Compensation, Organization and Corporate Committee to take any action regarding our executive compensation practices. The final decision on the compensation and benefits of our executive officers and on whether, and if so, how, to address any shareowner approval or disapproval remains with the Board and the Compensation, Organization and Corporate Governance Committee. The Board, however, values the opinions of our shareowners as expressed through their votes and other communications. Accordingly, the Board as well as the Compensation, Organization and Corporate Governance Committee will review and consider the results of the “Say-on-Pay” vote, the opinions of our shareowners, and other relevant factors in making future decisions regarding the Company’s executive compensation program.

We encourage our shareowners to read the “Compensation Discussion and Analysis” and the “Summary Compensation Table” and other related compensation tables and narrative located elsewhere in this proxy statement. These sections describe our executive compensation policies and practices and provide detailed information about the compensation of our named executive officers. The Company has in place a performance-based compensation system that links executive pay to the short- and long-term performance of the Company.

The Board of Directors recommends a vote FOR the approval, on an advisory basis, of the executive compensation paid by the Company to its named executive officers and the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables, footnotes and narrative discussion is hereby APPROVED.”

PROPOSAL 3 — ADVISORY VOTE ON THE FREQUENCY OF THE ADVISORY VOTE ON EXECUTIVE COMPENSATION

Section 14A of the Securities Exchange Act of 1934 requires that we provide our shareowners with the opportunity to vote on a non-binding advisory basis regarding whether the advisory shareowner vote on executive compensation should occur every one, two, or three years. This advisory vote is commonly referred to as “Say-on-Pay frequency.”

Biennial Recommendation: After careful consideration of the various arguments supporting each frequency level, we recommend that our shareowners select a frequency for holding an advisory vote on executive compensation of two years, or a biennial vote. One of the core principles of our executive compensation program is to ensure management’s interests are aligned with our shareowners’ interests to support long-term value creation. Accordingly, we grant awards with multi-year service periods to encourage our named executive officers to focus on long-term performance, and thus recommend a biennial vote which would allow our executive compensation programs to be evaluated over a similar time-frame and in relation to our long-term performance. We also believe that a biennial vote is an appropriate frequency to provide our Compensation, Organization and Corporate Governance Committee sufficient time to thoughtfully consider shareowners’ input and to implement any appropriate changes to our executive compensation program, in light of the timing that would be required to implement any decisions related to such changes. Because this proposal is advisory, it will not be binding on the Company. However, the Board of Directors values our shareowners’ opinions, and the Board will consider the outcome of the result of the vote on this proposal when determining the frequency of future advisory votes on executive compensation.

The Board of Directors recommends that you vote selecting TWO YEARS as the frequency of advisory shareowners’ votes on executive compensation paid by the Company to its named executive officers. Shareowners may also abstain from voting on this proposal.

PROPOSAL 4 — RATIFICATION OF APPOINTMENT OF GRANT THORNTON LLP

The Audit Committee has appointed Grant Thornton LLP (“Grant Thornton”) as our independent registered public accounting firm for the fiscal year ending February 28, 2014, and has further directed that the Board submit the selection of the independent registered public accounting firm for ratification by the shareowners at the annual meeting.

During the second quarter of fiscal 2013, the Audit Committee of the Board of Directors completed a competitive process to review the appointment of the Company’s independent registered public accounting firm for the year ending February 28, 2013. As a result of this process, on July 20, 2012, the Company notified Deloitte & Touche LLP (“Deloitte”), the Company’s independent registered public accounting firm for the Company’s 2012 fiscal year, of their dismissal as the Company’s independent registered public accounting firm.

Deloitte’s audit reports on the Company’s consolidated financial statements for each of the years ended February 29, 2012, and February 28, 2011, did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. During the years ended February 29, 2012, and February 28, 2011, and the subsequent interim period through July 20, 2012, there were no disagreements with Deloitte on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to Deloitte’s satisfaction, would have caused them to make reference to the subject matter in connection with their report on the Company’s financial statements for such years. During the years ended February 29, 2012, and February 28, 2011, and the subsequent interim period through July 20, 2012, there were no “reportable events” as defined in Item 304 (a)(1)(v) of Regulation S-K. The Company has provided Deloitte with a copy of the foregoing statements. A copy of Deloitte’s letter dated July 20, 2012, indicating that it agrees with such statements, was filed as Exhibit 16.1 to the Company’s Current Report on Form 8-K, dated July 20, 2012, filed with the Securities and Exchange Commission on July 20, 2012.

On July 20, 2012, the Audit Committee approved the appointment of Grant Thornton as the Company’s independent registered public accounting firm for the fiscal year ending February 28, 2013. During the years ended February 29, 2012, and February 28, 2011, and through July 20, 2012, the date of Grant Thornton’s engagement as the Company’s independent auditors, neither the Company nor anyone on its behalf had consulted with Grant Thornton with respect to (1) the application of accounting principles as to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and Grant Thornton did not provide either written or oral advice to the Company that was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issuer or (2) any matter that was the subject of a disagreement with Deloitte (of which there were none) or any “reportable event.”

Shareowner ratification of the selection of Grant Thornton as our independent registered public accounting firm is not required by our by-laws or otherwise. However, the Board is submitting the appointment of Grant Thornton to the shareowners for ratification as a matter of good corporate practice. If the shareowners fail to ratify the appointment of Grant Thornton as our independent registered public accounting firm, the Audit Committee will reconsider whether or not to retain the firm. If the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such an appointment would be in the best interests of MSC and its shareowners.

The Board of Directors recommends a vote FOR the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm.

Fees Paid to Independent Auditors

The following table sets forth the aggregate fees and expenses billed for professional services rendered by Deloitte, our independent registered public accounting firm for the fiscal year ended February 29, 2012, and Grant Thornton, our independent registered public accounting firm for the fiscal year ended February 28, 2013, in each case for the fiscal years ended February 29, 2012 (“fiscal 2012”) and February 28, 2013 (“fiscal 2013”), respectively. This includes fees for professional services performed by Deloitte and Grant Thornton for the audit of the Company’s annual financial statements, reviews of the Company’s interim financial statements included in the Company’s Quarterly Reports on Form 10-Q, due diligence services and services that are normally provided by Deloitte and Grant Thornton in connection with statutory and regulatory filings or engagements for each of fiscal 2012 and fiscal 2013. No other fees, including audit-related, tax or other fees, were paid to either independent auditor in either year presented.

Audit Fees

	Fiscal 2012	Fiscal 2013
Deloitte	$446,000	$67,000
Grant Thornton	—	277,000

Totals	$446,000	$344,000

Pre-Approval of Services by Independent Registered Public Accounting Firm

The Audit Committee has adopted a pre-approval policy for the provision of audit, non-audit and internal control-related services by our independent registered public accounting firm. Pursuant to this policy, the Audit Committee approves on an annual basis all audit, non-audit and internal control-related services provided by our independent registered public accounting firm and all related fees. The Audit Committee chairperson or any other member of the Audit Committee can approve audit, non-audit and internal control-related services required in the absence of a quorum of the Audit Committee. The chairperson or members who approve such services must report, for informational purposes only, any such approved decisions to the Audit Committee at its next scheduled meeting. In limited and exceptional circumstances, MSC may engage our independent registered public accounting firm to perform non-audit services without pre-approval, so long as the aggregate amount of such services do not exceed $10,000 (our threshold for the de minimis exception to the Securities and Exchange Commission’s pre-approval requirements applicable to audit-related, tax and all other permitted non-audit services), the services were not recognized as audit services at the time of the engagement and the services and fees are promptly brought to the attention of the Audit Committee and approved by either the Audit Committee, the Audit Committee Chairperson or any other members of the Audit Committee before completion of the non-audit services.

All fees paid to Deloitte and Grant Thornton for services performed in fiscal 2012 or fiscal 2013 were preapproved in accordance with our pre-approval policy. In pre-approving the services which generated fees in fiscal 2013, the Audit Committee did not rely on the de minimis exception. In making its recommendation to appoint Grant Thornton as our independent registered public accounting firm for the fiscal year ending February 28, 2014, the Audit Committee determined that the non-audit services provided by Grant Thornton are compatible with maintaining the independence of Grant Thornton.

Attendance of Independent Auditors at Annual Meeting

Representatives of Grant Thornton are expected to be present at the annual meeting, will have the opportunity to make a statement if they wish to do so and are expected to be available to respond to appropriate questions.

REPORT OF AUDIT COMMITTEE

Management is responsible for MSC’s financial reporting process, including its internal accounting and financial controls, its disclosure controls and procedures, the internal audit function, and compliance with MSC’s legal and ethics programs, as well as the preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States. MSC’s independent registered public accounting firm, Grant Thornton, is responsible for performing an independent audit of MSC’s consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States. The Audit Committee has relied on management’s representation that the financial statements have been prepared with objectivity and in conformity with accounting principles generally accepted in the U.S. It has discussed with Grant Thornton the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees), as amended. It is not the duty or responsibility of the Audit Committee to conduct auditing or accounting reviews. The Audit Committee’s responsibility is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing the financial reports and other financial information provided by MSC to shareowners, the Securities and Exchange Commission and others, monitoring MSC’s financial reporting processes and internal control systems and retaining and overseeing MSC’s independent auditor and internal auditors. A more complete description of the duties and responsibilities of the Audit Committee is set forth in its written charter adopted by the Board of Directors.

In overseeing the preparation of the financial statements of MSC, the Audit Committee met with management and Grant Thornton and reviewed and discussed MSC’s audited financial statements prior to their issuance and discussed significant accounting policies applied by MSC in its financial statements, as well as alternative treatments, if any.

The Audit Committee has also (1) discussed with Grant Thornton the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board, and (2) received the written disclosures and the letter from Grant Thornton required by applicable requirements of the Public Company Accounting Oversight Board regarding Grant Thornton’s communications with the audit committee concerning independence, and has discussed with Grant Thornton their independence. The Audit Committee has also reviewed the non-audit services provided by Grant Thornton, and considered whether the provision of those services was compatible with maintaining the independence of Grant Thornton.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements of MSC be included in its Annual Report on Form 10-K for the fiscal year ended February 28, 2013, and be filed with the Securities and Exchange Commission.

Audit Committee of the Board of Directors

Mr. Patrick J. McDonnell, Chairperson

Mr. John P. Reilly

Mr. Terry L. Bernander

OTHER MATTERS

Shareowner Proposals and Director Nominations for 2014 Annual Meeting of Shareowners

Under Regulation 14a-8 under the Securities Exchange Act of 1934, proposals of shareowners intended to be presented at the 2014 Annual Meeting of Shareowners must be received by us no later than January 24, 2014, to be considered for inclusion in our proxy statement and form of proxy relating to that meeting. Such proposals should be addressed to Corporate Secretary, Material Sciences Corporation, 2200 East Pratt Boulevard, Elk Grove Village, Illinois 60007.

Under our By-Laws, shareowners may nominate directors or bring other business before our 2014 Annual Meeting of Shareowners by delivering notice to us (containing certain information specified in the By-Laws) no earlier than March 29, 2014, or later than April 28, 2014. Please note that these requirements are separate and apart from, and in addition to, the Securities and Exchange Commission’s requirements that a shareowner must meet to have a shareowner proposal included in our proxy statement as discussed above. A copy of the full text of the provisions of the By-Laws discussed above may be obtained from our public filings with the Securities and Exchange Commission or by submitting a written request to the Corporate Secretary of MSC.

We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal or nomination that does not comply with these or other applicable requirements.

Director Nominations to be Considered by the Board

Nominations for the election of directors may be made at times other than at the annual meeting by the Board of Directors or by a shareowner entitled to vote generally in the election of directors. The Compensation, Organization and Corporate Governance Committee has the authority to retain a third party search firm to assist it in identifying potential director nominees who meet the criteria and priorities established from time to time and to facilitate the screening and nomination process for such nominees. For a nomination to be properly made by any shareowner and to be considered at the 2014 Annual Meeting of Shareowners, written notice of such shareowner’s nomination must be given, either by personal delivery or by registered or certified United States mail, postage prepaid, to the Corporate Secretary of MSC (and must be received by the Corporate Secretary) no earlier than March 29, 2014, and no later than April 28, 2014. Such notice shall set forth: (1) the name and address of the shareowner making the nomination and of the person to be nominated; (2) the number of shares of common stock beneficially owned by that shareowner; (3) the name, age, business address and residence of the nominee; (4) the principal occupation or employment of the nominee; (5) the number of shares of common stock of MSC beneficially owned by the nominee; and (6) the written consent of the nominee to having such nominee’s name placed in nomination at the meeting and to serve as a director if elected. In order for a shareowner nomination to be included in the proxy statement, the nominee must meet the selection criteria as determined from time to time by the Compensation, Organization and Corporate Governance Committee.

MSC evaluates director nominees recommended by shareowners in the same manner in which it evaluates other director nominees. The Compensation, Organization and Corporate Governance Committee has established selection criteria that identify desirable skills and experience for prospective Board members, including those properly nominated by shareowners, and address the issues of experience and personal attributes. In identifying candidates for positions on the Board, the Compensation, Organization and Corporate Governance Committee generally relies on suggestions and recommendations from members of the Board, management and shareowners. In fiscal 2013, the Company did not use any search firm or pay any fees to other third parties in connection with seeking or evaluating Board nominee candidates. The Board, with the assistance of the Compensation, Organization and Corporate Governance Committee, selects potential new Board members using the criteria and priorities established from time to time. Desired personal attributes for potential director nominees include: unquestioned personal integrity, loyalty to MSC and concern for its success and welfare, courage to criticize, application of sound business ethics and independent judgment, awareness of a directors’

pvital part in MSC’s good corporate citizenship and corporate image, time available for meetings and consultation on MSC matters, independence and the absence of conflicts of interest, wide contacts with business and political leaders, and willingness to assume responsibility on behalf of all shareowners to oversee the management of the enterprise.

Desired experience for potential director nominees include: high-level leadership experience in business or administrative activities with public companies; relevant ongoing business, governance or administrative activities; specialized expertise in relevant industries; breadth of knowledge about issues affecting MSC; and the ability and willingness to contribute special competencies to Board activities.

When evaluating whether to nominate for re-election an existing director, the Compensation, Organization and Corporate Governance Committee also considers the nominee’s past and ongoing effectiveness on the Board and, with the exception of Mr. Nastas, who is employed by the Company, such nominee’s independence. The Compensation, Organization and Corporate Governance Committee believe that each of the director nominees for the 2013 Annual Meeting possesses these personal attributes and experiences.

As reflected in MSC’s Corporate Governance Guidelines, the Board seeks a diverse group of candidates who possess the background, skills and expertise to make a significant contribution to the Board, to MSC and its shareowners. The Compensation, Organization and Corporate Governance Committee considers the diversity of candidates to ensure that the Board is composed of individuals with a broad range of experiences and backgrounds who can contribute to the Board’s overall effectiveness in carrying out its responsibilities.

The composition, skills and needs of the Board change over time and will be considered by the Board in establishing the desirable profile of candidates for any specific opening on the Board of Directors.

Solicitation of Proxies

We will bear the cost of this proxy solicitation. In addition to solicitation by mail, we will request banks, brokers, and other custodian nominees and fiduciaries to supply proxy material to the beneficial owners of our common stock of whom they have knowledge, and we will reimburse them for their expenses. Some of our officers and other employees may solicit proxies personally, by telephone, by mail, facsimile transmission or other forms of electronic communication. Our officers and employees will not receive any additional compensation for such activities.

Additional Information

We will provide, without charge to each shareowner upon written request, a copy of our Annual Report on Form 10-K, including the financial statement schedules, for our most recent fiscal year and will provide copies of the exhibits to such Form 10-K upon payment of a reasonable fee which shall not exceed MSC’s reasonable expenses in connection therewith. Individuals interested in receiving such Form 10-K should submit a written request to:

Shareowner Relations Department

Material Sciences Corporation

2200 East Pratt Boulevard

Elk Grove Village, IL 60007

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREOWNERS TO BE HELD JUNE 27, 2013

The Company’s Proxy Statement for the 2013 Annual Meeting of Shareowners, Annual Report to Shareowners for the year ended February 28, 2013, and Annual Report on Form 10-K for the year ended February 28, 2013, are available at: www.matsci.com under “Annual Report and Proxy Materials” in the “Investors” section.

By Order of the Board of Directors,

James D. Pawlak

Vice President, Chief Financial Officer,

Corporate Controller and Corporate Secretary

Elk Grove Village, Illinois

May 30, 2013

Notice of Annual Meeting

of Shareowners

and Proxy Statement

Meeting Date

June 27, 2013

YOUR VOTE IS IMPORTANT!

Please promptly vote your proxy.

Material Sciences Corporation
000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext

MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals — The Board recommends a vote FOR all nominees, FOR Proposals 2 and 4 and every 2 YRS for Proposal 3.

1.	Election of Directors:	For	Withhold		For	Withhold		For	Withhold	+
	01 – Terry L. Bernander	☐	☐	02 – Frank L. Hohmann III	☐	☐	03 – Ryan J. Levenson	☐	☐

	04 – Samuel Licavoli	☐	☐	05 – Patrick J. McDonnell	☐	☐	06 – Clifford D. Nastas	☐	☐

	07 – John P. Reilly	☐	☐	08 – Dominick J. Schiano	☐	☐

		For	Against	Abstain			1Year	2 Years	3 Years	Abstain
2.	Say on Pay - An advisory vote on the approval of executive compensation.	☐	☐	☐	3.	Say When on Pay - An advisory vote on the approval of the frequency of shareowner votes on executive compensation.	☐	☐	☐	☐
4.	Proposal to ratify Grant Thornton LLP as the Company’s independent public accounting firm for fiscal year 2014.	☐	☐	☐

B	Non-Voting Items
Change of Address — Please print your new address below.		Comments — Please print your comments below.	Meeting Attendance
			Mark the box to the right if you plan to attend the Annual Meeting.	☐

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

C 1234567890 J N T 1 U P X 1 6 3 6 8 9 1	MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND	+

2013 Annual Meeting

2013 Annual Meeting of

Material Sciences Corporation Shareowners

Thursday, June 27, 2013, 10:00am Local Time

2200 East Pratt Boulevard

Elk Grove Village, Illinois 60007

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL SHAREOWNER MEETING TO BE HELD ON JUNE 27, 2013

The Proxy Statement for the 2013 Annual Meeting of Shareowners, Annual Report to Shareowners for the fiscal year ended February 28, 2013, and Annual Report on Form 10-K for the fiscal year ended February 28, 2013, are available at: www.matsci.com under “Annual Report and Proxy Materials” in the “Investors” section.

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy – Material Sciences Corporation

Notice of 2013 Annual Meeting of Shareowners

2200 East Pratt Boulevard, Elk Grove Village, Illinois 60007

Proxy Solicited by Board of Directors for Annual Meeting – June 27, 2013

John P. Reilly and Clifford D. Nastas, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareowners of Material Sciences Corporation to be held on June 27, 2013, or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted by the shareowner. If no such directions are indicated, the Proxies will have authority to vote FOR all nominees, FOR Proposals 2 and 4 and every 2 YRS for Proposal 3.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side.)

Material Sciences Corporation

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals — The Board recommends a vote FOR all nominees, FOR Proposals 2 and 4 and every 2 YRS for Proposal 3.

1.	Election of Directors:	For	Withhold		For	Withhold		For	Withhold	+
	01 – Terry L. Bernander	☐	☐	02 – Frank L. Hohmann III	☐	☐	03 – Ryan J. Levenson	☐	☐

	04 – Samuel Licavoli	☐	☐	05 – Patrick J. McDonnell	☐	☐	06 – Clifford D. Nastas	☐	☐

	07 – John P. Reilly	☐	☐	08 – Dominick J. Schiano	☐	☐

		For	Against	Abstain			1 Year	2 Years	3 Years	Abstain
2.	Say on Pay - An advisory vote on the approval of executive compensation.	☐	☐	☐	3.	Say When on Pay - An advisory vote on the approval of the frequency of shareowner votes on executive compensation.	☐	☐	☐	☐
4.	Proposal to ratify Grant Thornton LLP as the Company’s independent public accounting firm for fiscal year 2014.	☐	☐	☐

B	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

1 U P X 1 6 3 6 8 9 2	+

                        01NJOF

2013 Annual Meeting

2013 Annual Meeting of

Material Sciences Corporation Shareowners

Thursday, June 27, 2013, 10:00am Local Time

2200 East Pratt Boulevard

Elk Grove Village, Illinois 60007

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL SHAREOWNER MEETING TO BE HELD ON JUNE 27, 2013

The Proxy Statement for the 2013 Annual Meeting of Shareowners, Annual Report to Shareowners for the fiscal year ended February 28, 2013, and Annual Report on Form 10-K for the fiscal year ended February 28, 2013, are available at: www.matsci.com under “Annual Report and Proxy Materials” in the “Investors” section.

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy – Material Sciences Corporation

Notice of 2013 Annual Meeting of Shareowners

2200 East Pratt Boulevard, Elk Grove Village, Illinois 60007

Proxy Solicited by Board of Directors for Annual Meeting – June 27, 2013

John P. Reilly and Clifford D. Nastas, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareowners of Material Sciences Corporation to be held on June 27, 2013, or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted by the shareowner. If no such directions are indicated, the Proxies will have authority to vote FOR all nominees, FOR Proposals 2 and 4 and every 2 YRS for Proposal 3.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side.)